
CHINA NEW BORUN CORPORATION
(CAYMAN CO)
100%
GOLDEN DIRECTION LIMITED
(BVI CO)
100%
CHINA HIGH ENTERPRISES LIMITED
(HK CO)
100%
WEIFANG GREAT CHEMICAL INC.
100%
SHANDONG BORUN INDUSTRIAL CO., LTD.
100%
DAQING BORUN BIOTECHNOLOGY CO., LTD.